Exhibit 99.1

UTStarcom, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2003	December 31, 2002*	December 31, 2003	December 31, 2002*

Net sales	$643,596	$301,095	$1,964,332	$981,806

Cost of sales	443,719	199,994	1,328,164	636,334
Gross profit	199,877	101,101	636,168	345,472

Operating expenses:
Selling, general and administrative	57,211	28,475	187,128	110,263
Research and development	47,639	22,657	155,252	86,182
In process research and development	(123)	—	10,686	670
Amortization of intangible assets	3,111	631	8,370	2,395
Total operating expenses	107,838	51,763	361,436	199,510

Operating income	92,039	49,338	274,732	145,962

Interest and other income (expenses)	(2,530)	(3,912)	297	(5,637)
Equity in loss of affiliated companies	(980)	(3,109)	(5,260)	(4,053)
Income before income taxes and minority interest	88,529	42,317	269,769	136,272
Income tax expense	22,132	8,464	67,442	27,254
Minority interest in earnings of consolidated subsidiaries	(41)	—	(76)	(1,156)

Net income	$66,356	$33,853	$202,251	$107,862

Basic earnings per share	$0.64	$0.32	$1.95	$0.98

Diluted earnings per share	$0.52	$0.30	$1.64	$0.94

Weighted average shares used in per-share calculation:
- Basic	103,814	106,621	103,659	109,566
- Diluted	129,672	111,233	124,909	114,407

	Three months ended		Twelve months ended
	December 31, 2003	December 31, 2002*	December 31, 2003	December 31, 2002*

1. The above unaudited financial statements include the following non-cash expenses:
Cost of Sales	$1	$1	$6	$19
Selling, general and administrative	9	61	238	1,237
Research and development	1,056	453	4,058	1,843
Total stock compensation expense	$1,066	$515	$4,302	$3,099

Amortization of intangible assets	$3,111	$631	$8,370	$2,395

In-process research and development	$(123)	$—	$10,686	$670

Impairment in investment portfolio	$(348)	$4,406	$(349)	$7,230

2. Earnings per share

Basic earnings per share
Income available to common stockholders	$66,356	$33,853	$202,251	$107,862

Effect of Dilutive Securities
7/8% Convertible Subordinated Notes	617	—	3,090	—

Diluted earnings per share
Income available to common stockholders + assumed conversions	$66,973	$33,853	$205,341	$107,862

*Certain reclassifications have been made to prior year balances in order to conform to the current year presentation

UTStarcom, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2003	December 31, 2002*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investment	$422,591	$339,249
Accounts receivable, net	368,865	222,050
Notes receivable	11,362	12,048
Inventories, net	298,467	183,687
Deferred costs/Inventories at customer sites under contracts	517,548	240,979
Prepaid expenses	136,262	47,220
Restricted cash	24,404	21,251
Other current assets	52,408	40,888
Total current assets	1,831,907	1,107,372
Property, plant and equipment, net	186,076	93,980
Long-term investments	24,066	35,360
Goodwill and intangible assets, net	145,933	49,820
Other long term assets	38,976	19,020
Total assets	$2,226,958	$1,305,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$251,176	$256,980
Debt	1	—
Income taxes payable	16,780	13,003
Deferred revenue	503,612	164,247
Other	173,138	104,927
Total current liabilities	944,707	539,157

Long-term debt	402,500	—
Minority interest in consolidated subsidiaries	560	—
Stockholders’ equity:
Common stock	131	135
Additional paid-in capital	653,624	658,546
Deferred stock compensation	(7,761)	(11,766)
Retained earnings	229,777	120,520
Receivable from shareholders	—	(282)
Other comprehensive income/(loss)	3,420	(758)
Total stockholders’ equity	879,191	766,395

Total liabilities and stockholders’ equity	$2,226,958	$1,305,552

	December 31, 2003	December 31, 2002*
	(unaudited)
Inventories are made up of the following:

Inventories at factories	$207,504	$143,684
Inventories at customer sites	90,963	40,003
Inventories at customer sites under contracts	517,548	240,979

Total inventories	$816,015	$424,666

*Certain reclassifications have been made to prior year balances in order to conform to the current year presentation